                                 ING GROEP N.V.
                (a limited liability company with corporate seat
                         in Amsterdam, The Netherlands)



                             UNDERWRITING AGREEMENT



                             DATED: December 2, 2005

                                TABLE OF CONTENTS

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                                                                                                              PAGE
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
Section 1.  Representations And Warranties By The Company ..................................................    4
Section 2.  Sale And Delivery To Underwriters; Closing .....................................................   10
Section 3.  Covenants Of  The Company ......................................................................   13
Section 4.  Payment Of Expenses ............................................................................   17
Section 5.  Conditions Of Underwriters' Obligations ........................................................   18
Section 6.  Indemnification ................................................................................   22
Section 7.  Contribution ...................................................................................   25
Section 8.  Representations, Warranties And Agreements To Survive Delivery .................................   26
Section 9.  Termination Of Agreement .......................................................................   27
Section 10. Default By One Or More Of The Underwriters .....................................................   27
Section 11. Arm's Length Relationship; No Fiduciary Duty ...................................................   28
Section 12. Notices ........................................................................................   28
Section 13. Parties ........................................................................................   29
Section 14. Governing Law, Submission For Jurisdiction .....................................................   29
Section 15. Judgment Currency ..............................................................................   30
Section 16. Effect Of Headings .............................................................................   30

Schedule A:   Names of Underwriters and Number of Initial Underwritten Securities to be Purchases ..........   33
Schedule B:   Time of Sale Prospectus and Free Writing Prospectuses ........................................   34
Schedule C:   Bloomberg Notice/Term Sheet ..................................................................   35
Exhibit A:    Form of Opinion of Dutch Counsel to the Company ..............................................  A-1
Exhibit B:    Form of Opinion of General Counsel to the Company ............................................  B-1
Exhibit C:    Form of Opinion of U.S. Counsel to the Company ...............................................  C-1
Exhibit D:    Form of Opinion of Counsel to the Indenture Trustee ..........................................  D-1
Exhibit E:    Form of Opinion of Dutch Tax Counsel to the Company ..........................................  E-1

                                 ING GROEP N.V.
                (a limited liability company with corporate seat
                         in Amsterdam, The Netherlands)


               5.775% Fixed/Floating ING Perpetual Debt Securities
                                US$1,000,000,000

                             UNDERWRITING AGREEMENT

                                                                December 2, 2005

ING Financial Markets LLC
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. International Limited

    As Representatives of the Several Underwriters named in Schedule A hereto


Ladies and Gentlemen:

      ING Groep N.V., a limited liability company incorporated under the laws of The Netherlands (the "COMPANY"), confirms its agreement (this "AGREEMENT") with ING Financial Markets LLC ("ING FINANCIAL"), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and Morgan Stanley & Co. International Limited ("MORGAN STANLEY") and each of the other Underwriters named in Schedule A hereto (collectively, the "UNDERWRITERS," which term shall also include any underwriter substituted as provided in Section 10 hereof), for whom ING Financial, Merrill Lynch and Morgan Stanley are acting as representatives (in such capacity, hereinafter referred to as the "REPRESENTATIVES"), with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amount of the Company's 5.775% Fixed/Floating ING Perpetual Debt Securities (the "SECURITIES") set forth opposite their names in Schedule A hereto.

      The Securities will be issued pursuant to the Indenture, dated July 18, 2002 (the "SUBORDINATED INDENTURE"), between the Company and The Bank of New York, as indenture trustee (the "INDENTURE TRUSTEE"), as supplemented by the Fifth Supplemental Indenture (the "SUPPLEMENTAL INDENTURE" and, together with the Subordinated Indenture, the "INDENTURE") to be dated as of the date on which the Closing Time referred to in Section 2(c) hereof occurs (such date, the "CLOSING DATE"), and a Calculation Agency Agreement (the "CALCULATION AGENCY AGREEMENT"), to be dated as of the Closing Date, between the Company and ING Financial Markets LLC, as calculation agent.

      The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

      The Company has filed with the Securities and Exchange Commission (the "COMMISSION") an automatic shelf registration statement on Form F-3 (No. 333-130040) covering the registration of various types of securities under the 1933 Act, including the Securities. As used in this Agreement, the following terms have the following meanings:

      "1933 ACT" means the U.S. Securities Act of 1933, as amended.

      "1934 ACT" means the U.S. Securities Exchange Act of 1934, as amended.

      "1939 ACT" means the U.S. Trust Indenture Act of 1939, as amended.

      "BASIC PROSPECTUS" means the basic prospectus filed as part of the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date hereof.

      "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the 1933 Act.

      "IFRS" means International Financial Reporting Standards as issued by the International Accounting Standard Board and as endorsed by the European Commission.

      "IFRS FINANCIAL INFORMATION" means collectively (i) the unaudited condensed balance sheet information at January 1, 2005 and the unaudited condensed consolidated income statement data for the year ended December 31, 2004 and for each of the four quarters in the year ended December 31, 2004, incorporated by reference in the Registration Statement from the Company's Report of Foreign Private Issuer on Form 6-K filed with the Commission on September 14, 2005 (the "2004 COMPARABLE IFRS FINANCIAL INFORMATION 6-K") and
(ii) the unaudited condensed consolidated balance sheets at September 30, 2005 and January 1, 2005 and the unaudited consolidated profit and loss accounts for the nine-month periods ended September 30, 2005 and 2004, and the unaudited condensed consolidated statement of cash flows for the nine-month periods ended September 30, 2005 and 2004 incorporated by reference in the

Registration Statement from the Company's Report of Foreign Private Issuer on Form 6-K filed with the Commission on November 14, 2005 (the "NINE-MONTH IFRS 6-K") and the IFRS information as of June 30, 2005 and for the six-month periods ended June 30, 2005 and 2004, together with other IFRS information included in the Company's Reports of Foreign Private Issuer on Form 6-K filed with the Commission on September 23, 2005 and November 30, 2005 (the "SIX-MONTH IFRS 6-KS" and, together with the Nine-Month IFRS 6-K, the "IFRS INTERIM 6-KS"), in each case prepared on the basis of IFRS at March 31, 2004 (stable platform).

      "ISSUER FREE WRITING PROSPECTUS" has the meaning set forth in Rule 433 under the 1933 Act.

      "NOVEMBER BASIC PROSPECTUS" means the basic prospectus dated November 25, 2005 filed as part of the November Registration Statement.

      "NOVEMBER REGISTRATION STATEMENT" means the shelf registration statement on Form F-3 (File No. 333-129962) filed with the Commission on November 25, 2005 pursuant to the 1933 Act, relating to the registration of $1,000,000,000 of debt securities.

      "PCAOB" means the United States Public Company Accounting Oversight Board.

      "PRELIMINARY PROSPECTUS" means any preliminary prospectus (including any preliminary prospectus supplement with respect to the Securities supplementing the November Basic Prospectus) filed with the Commission pursuant to Rule 424(b) under the 1933 Act.

      "PROSPECTUS" means the Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form filed pursuant to Rule 424(b) of the 1933 Act (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the 1933 Act); and any reference herein to the November Basic Prospectus, the Basic Prospectus, any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to the applicable form under the 1933 Act, as of the date of such November Basic Prospectus, Basic Prospectus, Preliminary Prospectus, Time of Sale Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to the November Basic Prospectus, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such November Basic Prospectus, Basic Prospectus,

Preliminary Prospectus or Prospectus, as the case may be, under the 1934 Act, and incorporated by reference in such November Basic Prospectus, Basic Prospectus, Preliminary Prospectus or Prospectus, as the case may be; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Securities in the form in which it is filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 ACT REGULATIONS"), including any documents incorporated by reference therein as of the date of such filing.

      "REGISTRATION STATEMENT" means collectively the various parts of the "automatic shelf registration statement" as defined under Rule 405 of the 1933 Act on Form F-3 (File No. 333-130040) at the time such parts became effective, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the automatic shelf registration statement, but excluding any Statement of Eligibility on Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of the Registration Statement; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual or other report of the Company filed pursuant to Sections 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

      "TIME OF SALE" means 12:35 p.m. (New York time) on December 2, 2005, which occurred prior to the first sale of any Securities by any Underwriter.

      "TIME OF SALE PROSPECTUS" means the November Basic Prospectus and the Preliminary Prospectus dated and filed with the Commission on November 28, 2005, together with the Free Writing Prospectus listed on Schedule B hereof.

      Section 1. Representations And Warranties By The Company. The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time referred to in Section 2(c) hereof (in each case, a "REPRESENTATION DATE"), and agrees with each Underwriter, as follows:

      (a) Compliance with Registration Requirements. A Registration Statement in respect of the Securities has been filed with the Commission not earlier than three years prior to the date hereof. The Registration Statement, and any post-effective amendment thereto filed on or prior to the date hereof, became effective on filing under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no proceedings for that purpose against the Company have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and no notice of objection that the Commission objects to the use of the Registration Statement as an automatic shelf registration has been received by the Company. The Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the company on an "automatic shelf registration statement" as defined under Rule 405 of the 1933 Act.

      At the respective times the Registration Statement and any post-effective amendment thereto became effective and on each date on which the Prospectus as amended or supplemented is deemed to be a new effective date of the Registration Statement and at each Representation Date, the Registration Statement, and any amendments and supplements thereto complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 ACT REGULATIONS"), as applicable, and did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued nor the Prospectus as amended or supplemented, as of its date and at each Representation Date, nor the Time of Sale Prospectus as of the Time of Sale and at each Representation Date, included or will include an untrue statement of a material fact or omitted, or will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented.

      Each Preliminary Prospectus and the Basic Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations.

      (b) Status under the 1933 Act. The Company is a "well-known seasoned issuer" and is not an "ineligible issuer", in each case as defined under Rule 405 under the 1933 Act, in each case at the times specified in the 1933 Act and the 1933 Act Regulations in connection with the offering of the Securities. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the 1933 Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein).

      (c) Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act; (ii) the documents listed on Schedule B hereto and other written communications approved in writing in advance by the Representatives; or (iii) an electronic road show, if any, furnished to the Representatives for their approval before first use. Any such Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, complies or will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and has been, or will be, filed with the Commission in accordance with the 1933 Act (to the extent required pursuant to Rule 433(d) thereunder).

      (d) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the November Registration Statement, the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 ACT REGULATIONS"), as applicable, and, when read together with the other information in the Time of Sale Prospectus and the Prospectus, at the time the Registration Statement became effective, as of the date of the applicable Time of Sale Prospectus and at the time the Prospectus was issued, did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The representations and warranties in this subsection shall not apply to statements in, or omissions from, the November Registration Statement, the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the November Registration Statement, the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented.

      (e) Independent Accountants. The independent auditors who certified the financial statements included in the Registration Statement are independent public accountants as required by the PCAOB, the 1933 Act and the 1933 Act Regulations with respect to the Company and its subsidiaries.

      (f) Good Standing of the Company. The Company and each of its subsidiaries classified as a "significant subsidiary" as defined under Rule 405 of the 1933 Act Regulations (each a "SIGNIFICANT SUBSIDIARY") has been duly incorporated under the laws of The Netherlands or its respective jurisdiction of incorporation, as the case may be, except to the extent that the failure to be duly incorporated would not have a material adverse effect on the consolidated financial position and consolidated results of operations of the Company and its Significant Subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"). The

Company and each of its Significant Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of incorporation, is duly qualified to do business and in good standing in each other jurisdiction in which qualification is necessary for the ownership of its respective properties or for the conduct of its respective businesses, except to the extent that the failure to be validly existing, qualified or in good standing would not have a Material Adverse Effect.

      The Company has the power and authority necessary to own or hold its properties, to enter into this Agreement, the Indenture and the Calculation Agency Agreement, to perform its obligations under the Securities, this Agreement, the Indenture and the Calculation Agency Agreement and to conduct the businesses in which it is engaged, as described in the Time of Sale Prospectus, except to the extent that the failure to do so would not have a Material Adverse Effect.

      (g) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered (if applicable under applicable law) by the Company.

      (h) Absence of Defaults and Conflicts; Absence of Further Requirements. None of the Company or any of its Significant Subsidiaries is in violation of the constituent documents, charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or such Significant Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any such Significant Subsidiary is subject, except a default in performance or observance of an obligation, agreement, covenant or condition that does not have and is not likely to have a Material Adverse Effect. The execution, delivery (if applicable under applicable law) and performance of the Securities, this Agreement, the Indenture and the Calculation Agency Agreement by the Company and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any such Significant Subsidiary is a party or by which any of them is bound or to which any of their property or assets is subject, except for any such conflict, breach, violation or default which is waived or will not have (A) a material adverse effect on the transactions contemplated by the Securities, this Agreement, the Indenture and the Calculation Agency Agreement or (B) a Material Adverse Effect; nor will such actions result in any violation of the provisions of the Articles of Association of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties or assets, except for a violation that will not have a Material Adverse Effect; and, except such as have been obtained or required under the 1933 Act or the 1933 Act Regulations and the 1934 Act or the 1934 Act Regulations or state securities laws and the qualification of the Indenture under the 1939 Act, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body or any stock exchange authorities in The Netherlands or the United States is required to be made or obtained by the Company in connection with the offering, issuance, and sale of the Securities or the consummation of the transactions contemplated by this Agreement or the execution, delivery and performance by the Company of the Securities, the Indenture and the Calculation Agency Agreement.

      (i) No Material Adverse Change. Since the respective dates as of which information is given in the November Registration Statement, the Registration Statement and the Time of Sale Prospectus, except as otherwise stated therein,
(i) there has not been any change in the share capital or long-term debt of the Company or any of its subsidiaries that is material to the consolidated financial position of the Company and (ii) there has been no change, or, to the best of the knowledge of the Company, there has been no development involving a prospective material adverse change, in or affecting the general affairs, management, consolidated financial position, consolidated shareholders' equity or consolidated results of operations of the Company other than as set forth or contemplated in the November Registration Statement, the Registration Statement or the Time of Sale Prospectus, that has had, or is likely to have, a Material Adverse Effect.

      (j) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom as described in the forepart of this Agreement and in the Time of Sale Prospectus will not be, required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 ACT").

      (k) Absence of Proceedings. Except as disclosed in the Time of Sale Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of any of them is the subject which, if determined adversely to any of them, are likely, individually or in the aggregate, to have a Material Adverse Effect or could adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder, and, to the best of the knowledge of the Company, no such proceedings are threatened or contemplated.

      (l) Authorization of Indenture. The Indenture has been duly authorized by the Company and, at the Closing Time, will have been executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, the Indenture will at the Closing Time be a valid and binding obligation of the Company enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except to the extent that enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the "BANKRUPTCY EXCEPTIONS"); and at the Closing Time the Indenture will have been duly qualified under the 1939 Act.

      (m) Authorization of Securities. At the Closing Time, the Securities will have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment of the consideration set forth in this Agreement, will be entitled to the benefits of the Indenture, and will constitute valid and binding obligations of the Company enforceable against it in accordance with their terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

      (n) Fair Summary. The statements set forth in the Time of Sale Prospectus and the Prospectus under the caption "Description of the ING Perpetual Debt Securities" and "Description of Debt Securities We May Offer" insofar as they purport to constitute a summary of the terms of the Securities and the Indenture and under the captions "United States Taxation" and "The Netherlands Taxation," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

      (o) Officer's Certificate. Any certificate signed by an officer of the Company or any of its subsidiaries and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate.

      (p) IFRS. The IFRS Financial Information has been prepared in accordance with accounting policies based on IFRS as in effect (including interpretations thereof) at March 31, 2004 (stable platform) in all material respects (using various transitional provisions as disclosed under "Changes in Accounting Policies" in the 2004 Comparable IFRS Financial Information 6-K), including the principles relating to first time adoption of IFRS set out in, and permitted by, IFRS 1. With the exception of IFRS No. 4 (Insurance Contracts), International Accounting Standard ("IAS") No. 32 (Financial Instruments: Disclosure and Presentation) and IAS No. 39 (Financial Instruments: Recognition and

Measurement), which were implemented starting January 1, 2005, financial information included in the IFRS Interim 6-Ks has been prepared on a basis consistent with the IFRS financial information included in the 2004 Comparable IFRS Financial Information.

      (q) Commission Comments. There are no outstanding, unresolved comments made by the staff of the Commission in connection with a review of the Company's annual report filings under the 1934 Act, except those which (i) were issued less than 180 days before the end of the fiscal year covered by such annual report or (ii) are not material to the Company.

      (r) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the 1934
Act) that comply with the requirements of the 1934 Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

      Section 2. Sale And Delivery To Underwriters; Closing.

      (a) Securities. The several commitments of the Underwriters to purchase the Securities shall be deemed to have been made on the basis of the representations and warranties contained herein and shall be subject to the terms and conditions set forth herein.

      (b) Initial Underwritten Securities. The Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth below, the aggregate principal amount of Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      The purchase price per Security to be paid by an Underwriter of the Securities shall be an amount equal to 99% of the aggregate principal amount of Securities set forth in Schedule A hereto opposite the name of such Underwriter (being equal to the issue price of 100% less a gross spread of 1%).

      (c) Payment. Payment of the purchase price for, and delivery of, certificates for the Initial Underwritten Securities shall be made at the London offices of Davis Polk & Wardwell or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m. (New York City time) on the fourth business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "CLOSING TIME").

      Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to such persons designated by the Representatives for the respective accounts of the Underwriters of one or more certificates in global form for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the Securities shall be in such denominations and registered in such names as the Representatives may request in writing at least one business day before the Closing Time. The Securities will be made available for examination and packaging by the Representatives in the City of New York no later than 10:00 a.m. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

      (e) Foreign Selling Restrictions. (i) UK. Each Underwriter represents and agrees that (i) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the "FSMA") of Great Britain with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities or any investments representing the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

            (ii) EU. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "RELEVANT MEMBER STATE"), each Underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "RELEVANT IMPLEMENTATION DATE") it has not made and will not make an offer of Securities to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities in that Relevant Member State (a) at any time in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, and ending on the date which is 12 months after the date of such publication; (b) at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (c) at any time to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than E43,000,000 and (iii) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or (d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

      For the purposes of this provision, the expression an "offer of Securities to the public" in relation to any Securities in any Relevant Member State means the communication to persons in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "PROSPECTUS DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

            (iii) Japan. Each of the Underwriters understands that the Securities have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law"). Each of the Underwriters represents and agrees that the Securities may not be offered or sold, directly or indirectly in, Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

            (iv) General. With respect to any other jurisdiction outside of the United States, each Underwriter represents and agrees that it has not offered or sold and will not offer or sell any of the Securities in any jurisdiction, except under circumstances that resulted, or will result, in compliance with the applicable rules and regulations of such jurisdiction and which will not require the publication by the Company of a prospectus.

      (f) Free Writing Prospectus. (a) Each Underwriter represents and agrees that

            (i) except as otherwise expressly agreed with the Company, it will not utilize a Free Writing Prospectus prepared by the Underwriters in connection with an offer and sale of the Securities; and

            (ii) it will not distribute any Free Writing Prospectus used or referenced by such Underwriter in a manner reasonably designed to lead to its broad unrestricted dissemination; provided that this covenant shall not apply to any Free Writing Prospectus identified in Schedule B hereto as forming part of the Time of Sale Prospectus or any Free Writing Prospectus prepared or approved by the Company for broad unrestricted dissemination.

                  (b) The Company hereby agrees that the Underwriters may distribute to investors a Free Writing Prospectus that contains the final terms of the Securities substantially in the form set forth in Schedule C hereto and that such Free Writing Prospectus shall be filed by the Issuer in accordance with Rule 424(b)(2).

      Section 3. Covenants Of The Company.

      The Company covenants with each Underwriter as follows:

      (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will:

            (i) prepare any Free Writing Prospectus to be included in the Time of Sale Prospectus and the Prospectus as amended or supplemented in relation to the Securities in a form which shall be provided to the Representatives for their review and comment, with respect to the Free Writing Prospectus, prior to the Time of Sale, and with respect to the Prospectus as amended or supplemented, prior to any filing with the Commission under Rule 424(b) of the 1933 Act, and file, if required to do so under the 1933 Act and the 1933 Act Regulations, such Prospectus pursuant to Rule 424(b) of the 1933 Act no later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) of the 1933 Act;

            (ii) notify the Representatives immediately, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement shall have been filed, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any of such purposes. The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment; and

            (iii) if required by Rule 430B(h) under the 1933 Act, to prepare a form of prospectus in a form which shall be provided to the Representatives for their review and comment prior to any filing and to file such form of prospectus pursuant to Rule 424(b) under the 1933 Act.

      (b) Filing of Amendments. During the period when the Underwriters are required to make available to investors a Prospectus with respect to the Securities, the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment), or any amendment, supplement or revision to the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise. It will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

      (c) Free Writing Prospectus. Before preparing, using, authorizing, approving, referring to or filing any Free Writing Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Free Writing Prospectus. The Company will not use, authorize, approve, refer to or file any Free Writing Prospectus to which the Underwriters reasonably object. The Company will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the 1933 Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

      (d) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives upon request, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

      (e) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Prospectus, each Free Writing Prospectus and any other information included in the Time of Sale Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus as amended or supplemented is required to be delivered under the 1933 Act or the 1934 Act (or required to be delivered but for Rule 172 under the 1933 Act), such number of copies of the Prospectus as amended or supplemented and each Free Writing Prospectus as such Underwriter may reasonably request.

      (f) Time of Sale Prospectus. If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Free Writing Prospectus included as part of the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company shall forthwith prepare, file with the Commission and furnish, at its own expense (unless the amendment or supplement is necessary because of a statement made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein, in which case this shall be at the expense of the Underwriters), to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements therein as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Free Writing Prospectus which is included as part of the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus as amended or supplemented, will comply with applicable law.

      (g) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the 1939 Act Regulations, as applicable, with respect to the offer of the Securities so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time following the first date of the public offering of the Securities the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time such Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

      (h) Blue Sky Qualifications. The Company will use all reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other domestic or foreign jurisdictions as the Representatives may reasonably request and to maintain such qualifications in effect for a period of one year from the later of the effective date of the Registration Statement and the Time of Sale or, if less, such other period as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and the Time of Sale.

      (i) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

      (j) Use of Proceeds. The Company will use or cause to be used the net proceeds received from the sale of the Securities in the manner specified in the Time of Sale Prospectus under "Use of Proceeds."

      (k) Ratings. The Company shall take all reasonable action necessary to enable Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("MOODY'S") to provide their respective ratings of the Securities.

      (l) Clearance and Settlement. The Company will cooperate with the Underwriters and take all reasonable action necessary if requested by the Representatives to permit the Securities to be eligible for clearance and settlement through the facilities of The Depository Trust Company ("DTC"), Euroclear Bank S.A./N.V., as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking, societe anonyme, Luxembourg ("CLEARSTREAM").

      (m) Restriction on Sale of Securities. Except as contemplated by this Agreement, during a period of 30 days from the date of the Prospectus as amended or supplemented, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell, offer to sell, grant any option for sale of, or otherwise dispose of, any Securities or any security substantially similar to the Securities in the United States.

      (n) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

      (o) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the 1933 Act.

      Section 4. Payment Of Expenses.

      (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, copying and delivery to the Underwriters of this Agreement and the

Indenture, the Calculation Agency Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities (other than fees of counsel for the Underwriters related thereto), (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants, experts and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky survey and any supplement thereto,
(vi) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any review by the National Association of Securities Dealers, Inc. (NASD) of the terms of the Securities,
(vii) the printing and delivery to the Underwriters of copies of each Preliminary Prospectus, the Time of Sale Prospectus, if different, and the Prospectus and any amendment or supplement thereto, (viii) the preparation, printing and filing under the 1933 Act of any Free Writing Prospectus and the distribution thereof, (ix) the fees and expenses of the Indenture Trustee, including the reasonable fees and disbursements of counsel for the Indenture Trustee, (x) any fees payable in connection with the rating of the Securities,
(xi) the fees and expenses incurred in connection with any listing of the Securities on any stock exchange, (xii) road show expenses, including costs of group presentations, including room rentals, audio/visual rentals, catering, group transportation, electronic road show costs and travel and lodging of its employees; provided that the Underwriters shall be responsible for the direct lodging and transportation of their employees and (xiii) the fees and expenses incurred in connection with the approval by DTC, Euroclear and Clearstream of the Securities for clearance through their respective systems.

      (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5(m) and Section 9(a) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of Davis Polk & Wardwell, U.S. counsel for the Underwriters.

      Section 5. Conditions Of Underwriters' Obligations.

      The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof and in certificates of any officer of the Company or any affiliate or subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company in all material respects of its covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement and Filings. At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus as amended or supplemented and each Free Writing Prospectus, to the extent required to be filed pursuant to Rule 433(d) under the 1933 Act, with respect to the Securities shall have been filed with the Commission in accordance with Rule 424(b) or Rule 433(d), as applicable, under the 1933 Act within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with
Section 3(a) hereof.

      (b) Opinion of Dutch Counsel for the Company. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of De Brauw Blackstone Westbroek N.V., Dutch counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit A hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials and the opinion may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

      (c) Certificate Relating to Financial Statements. The Underwriters shall have received on the date hereof, and on the Closing Date, a certificate, dated as of the date hereof and the Closing Date, respectively, and signed by an executive officer of the Company relating to the financial statements and certain other financial data with respect to the IFRS Interim 6-Ks and with respect to the period from October 1, 2005 to November 29, 2005.

      (d) Opinion of General Counsel of the Company. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of Jan-Willem Vink, the General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit B hereto.

      (e) Opinion of U.S. Counsel for the Company. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of Sullivan & Cromwell LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit C hereto. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials. Such opinion also may contain other customary or appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

      (f) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Davis Polk & Wardwell, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, in form and substance satisfactory to the Underwriters.

      (g) Opinion of Counsel for the Indenture Trustee. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of Emmet, Marvin & Martin LLP, counsel for the Indenture Trustee, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit D hereto and to such further effect as counsel for the Underwriters may reasonably request.

      (h) Opinion of Dutch Tax Counsel for the Company. At the Closing Time, the Representatives shall have received a written opinion, dated as of the Closing Time, of KPMG Meijburg & Co., special Dutch tax counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the other Underwriters, substantially to the effect set forth in Exhibit E hereto and to such further effect as counsel for the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials. Such opinion may also contain other customary appropriate assumptions and qualifications reasonably satisfactory to counsel for the Underwriters.

      (i) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and the Representatives shall have received certificates of an executive of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company shall have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to such officer's knowledge, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

      (j) Accountant's Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from each of Ernst & Young Accountants and KPMG Accountants N.V. a letter, dated as of the date hereof, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, including reports incorporated by reference therein, in each case as specified by counsel for the Underwriters.

      (k) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least "A2" by Moody's and "A-" by S&P, and the Company shall have delivered to the Representatives a letter dated on, or prior to, the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any securities of the Company by any "nationally recognized statistical rating agency," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review, that does not indicate an improvement, its rating of any securities of the Company.

      (l) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

      (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof and except that Sections 1, 6 and 8 hereof shall survive any such termination and remain in full force and effect.

      Section 6. Indemnification.

      (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act (each an "INDEMNIFIED PERSON"), as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Basic Prospectus included therein, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the 1933 Act, the Time of Sale Prospectus and the Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

            (iv) against any and all expense whatsoever, as incurred (including, subject to Section 6(b) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

      provided, however, that the indemnity set forth in this Section 9(a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter directly or through the Representatives expressly for use in the Registration Statement (or any amendment thereto), any Preliminary Prospectus, any Free Writing Prospectus, the Time of Sale Prospectus or the Prospectus as amended or supplemented; and provided further, that the Company shall not be liable to any Indemnified Person under this Section 6(a) with respect to the Registration Statement (or any amendment thereto), or any Preliminary Prospectus or the Prospectus as amended or supplemented, or any amendment or supplement thereto to the extent that any such loss, claim, damage or liability of such Indemnified Person results from the fact that such Indemnified Person or the Underwriter it controls sold Securities to a person as to whom it shall be established that there was not sent or given (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act provided) at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as amended or supplemented in any case where such delivery but for Rule 172 under the 1933 Act is required by the 1933 Act if the Company had previously furnished copies thereof in sufficient quantity to such Indemnified Person or the Underwriter it controls and the loss, claim, damage or liability of such Indemnified Person results from an untrue statement or omission of a material fact contained in a Preliminary Prospectus which was identified in writing prior to the date hereof to such Indemnified Person or the Underwriter it controls and corrected in the Prospectus (as then amended or supplemented).

      (b) Indemnification of the Company, Directors and Officers. Each Underwriter, severally in proportion to its respective purchase obligation and not jointly, agrees to indemnify and hold harmless the Company, its respective directors or Supervisory or Executive Board members, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), any Free Writing Prospectus that the Company has filed or is required to file pursuant to Rule 433(d) under the 1933 Act or any Time of Sale Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), such Free Writing Prospectus or such Time of Sale Prospectus.

      (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, provided that if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying party receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action.

      An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party be liable for fees and expenses of more than one counsel (in addition to any one firm of local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

      No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) hereof effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      Section 7. Contribution.

      In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses but after deducting the total underwriting commission received by the Underwriters) received by the Company and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus as amended or supplemented, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

      The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director or Supervisory or Executive Board member of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Initial Underwritten Securities set forth opposite their respective names in Schedule A hereto and not joint.

      Section 8. Representations, Warranties And Agreements To Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any

Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

      Section 9. Termination Of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the international financial markets or the financial markets in the United States or The Netherlands, or any outbreak of hostilities or escalation thereof affecting the United States or The Netherlands or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is, in the judgment of the Representatives (after a discussion with the Company to the extent practicable), so material and adverse as to make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the New York Stock Exchange, Euronext Amsterdam N.V.'s Eurolist by Euronext or the Luxembourg Stock Exchange, or if trading generally on the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, Euronext Amsterdam N.V.'s Eurolist by Euronext or the London Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any such exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) if a banking moratorium has been declared by either Federal, New York, or Netherlands authorities or (v) if there has occurred a change or an official announcement by a competent authority of a forthcoming change in Dutch taxation materially adversely affecting the Company or the imposition of exchange controls by the United States or The Netherlands.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided that Sections 1, 6, 7 and 8 hereof shall survive such termination and remain in full force and effect.

      Section 10. Default By One Or More Of The Underwriters.

      If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

            (i) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

            (ii) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements. As used herein, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section 10.

      Section 11. Arm's Length Relationship; No Fiduciary Duty. The Company acknowledges that in connection with the offering, purchase and sale of the
Securities: (i) the Underwriters have acted at arm's length, are not agents of, and owe no fiduciary duties to, the Company, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering, purchase and sale of the Securities.

      Section 12. Notices. All notices, requests, statements and other communications hereunder shall be in writing and shall be delivered or sent by mail, messenger or any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch,

Attention: Global Organization Counsel, Facsimile No. 1-212-449-3207 and Morgan Stanley, Attention: Global Capital Markets - Head of Transaction Management Group, Facsimile No. +44 20 7677 7999; and notices to the Company shall be directed to ING Groep N.V. at Amstelveenseweg 500, 1081 KL Amsterdam, The Netherlands, Attention: General Counsel, Facsimile No. 31-20-5049553. Any such notice, request, statement or communication shall be effective upon receipt thereof.

      Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors and Supervisory Board members and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and Supervisory Board members or the equivalent and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      Section 14. Governing Law, Submission For Jurisdiction.

      (a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      (b)   Submission to Jurisdiction. Each of the parties hereto irrevocably
(i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any Federal court located in the State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York court or in any competent court in The Netherlands. The

Company has appointed Corporation Service Company, Albany, New York, as its authorized agent (the "AUTHORIZED AGENT") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon such Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

      Section 15. Judgment Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars, the Company will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars. In the event that any such Underwriter, as a result of any variation as noted in
(i) or (ii) above, recovers an amount of United States dollars on conversion of a sum paid in a judgment currency which amount is in excess of the judgment or order given or made in United States dollars, such Underwriter shall remit such excess to the Company.

      Section 16. Effect Of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.



                                        Very truly yours,


                                        ING GROEP N.V.


                                        By: /s/ Johannes Wolvius
                                           -------------------------------------
                                           Name:  Johannes Wolvius
                                           Title: Authorized Officer

Confirmed and Accepted, as of the date
first above written:

ING FINANCIAL MARKETS LLC
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INTERNATIONAL LIMITED

      Acting severally on behalf of
      themselves and as Representatives
      of the other Underwriters named in
      Schedule A hereto.

By: ING FINANCIAL MARKETS LLC

By: /s/ Margaret McGrath
   -------------------------------------
   Name:  Margaret McGrath
   Title: Head of FM Americas

By: MERRILL LYNCH & CO.
    MERRILL LYNCH, PIERCE, FENNER & SMITH
    INCORPORATED

By: /s/ Nancy Kennan
   -------------------------------------
   Name:  Nancy Kennan
   Title: Authorized Signatory

By: MORGAN STANLEY & CO. INTERNATIONAL
    LIMITED

By: /s/ James Walter
   -------------------------------------
   Name:  James Walter
   Title: Vice President

                                                                      SCHEDULE A

                                                             PRINCIPAL AMOUNT OF
                       UNDERWRITER                               SECURITIES
---------------------------------------------------------    -------------------
ING Financial Markets LLC................................    $       326,667,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.......    $       326,667,000
Morgan Stanley & Co. International Limited...............    $       326,666,000
Banc of America Securities LLC...........................    $         5,000,000
Citigroup Global Markets Inc.............................    $         5,000,000
Goldman, Sachs & Co......................................    $         5,000,000
Lehman Brothers Inc......................................    $         5,000,000

TOTAL....................................................    $     1,000,000,000

                                                                      SCHEDULE B

November Basic Prospectus dated November 25, 2005 included in November
      Registration Statement (File No. 333-129962)

Preliminary prospectus supplement with respect to the Securities dated and filed with the Commission under Rule 424 on November 28, 2005

Bloomberg Notice dated December 2, 2005 containing the final terms of the Securities substantially as set forth in Schedule C hereto

                                                                      SCHEDULE C

*** FINAL PRICING TERMS ON ING TIER 1 ***

ISSUER: ING GROEP N.V. (BLOOMBERG TICKER: INTNED)

SECURITIES: PERPETUAL NC 10 TIER 1 CAPITAL - FIXED/FLOATING

EXPECTED RATINGS: A2 / A (STABLE/STABLE)

FORMAT: SEC REGISTERED (GLOBAL)

SIZE: US$ 1BN

MATURITY: PERPETUAL

SETTLEMENT: December 8, 2005 (T+4)

SPREAD: +125

PRICE: $100.0

YIELD: 5.775%

UST SPOT: 99-25+ / 4.525%

PRICE TO PUBLIC: TOTAL $100.0 ; PER SECURITY 100.0%

COUPON: 5.775% P.A. ( PAYABLE SEMI-ANNUALLY) UNTIL December 8, 2015, THEN QUARTERLY AT A FLOATING RATE (THREE MONTH LIBOR PLUS 168 BASIS POINTS) IF NOT CALLED (100BP STEP-UP)

COUPON PAYMENT DATES: DECEMBER 8 AND JUNE 8 UNTIL DECEMBER 8, 2015 AND THEREAFTER, SUBJECT TO ADJUSTMENT, ON MARCH 8, JUNE 8, SEPTEMBER 8 AND DECEMBER 8

RECORD DATES: 15 DAYS BEFORE THE INTEREST PAYMENT DATE WHETHER OR NOT A BUSINESS DAY

REGULAR OPTIONAL FIRST CALL: FROM DECEMBER 8, 2015 AND EVERY INTEREST PAYMENT DATE THEREAFTER AT PAR PLUS OUTSTANDING AMOUNTS

EARLY REDEMPTION DUE TO TAX AND REGULATORY EVENTS (SEE PRELIMINARY PROSPECTUS FOR INFORMATION ON EARLY REDEMPTION EVENTS)

TAX AND REGULATORY MWC: T+40 BPS (Make-Whole Call)

DENOMS: $1,000 X $1,000

BOOKS: ING* ML* (B&D) MS*

CO-MANAGERS: BK OF AMER*CITI*GS*LEHMAN

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free:

MORGAN STANLEY : - 1 - 866 - 718 1649
MERRILL LYNCH : - 1-800-248 3580

                                                                       EXHIBIT A

                 FORM OF OPINION OF DUTCH COUNSEL TO THE COMPANY

      1. The Company has been duly incorporated and is validly existing as a legal entity in the form of a public company with limited liability (naamloze vennootschap) under the law of The Netherlands.

      2. The Company has full corporate power and authority to execute and deliver the Agreements, to issue, execute and deliver the Perpetual Debt Securities and to perform its obligations under the Agreements and the Perpetual Debt Securities.

      3. The Company has taken all necessary corporate action to authorise the issuance of the Perpetual Debt Securities, the execution and delivery by the Company of the Agreements and the performance by the Company of its obligations under the Perpetual Debt Securities and the Agreements, except for the corporate action as specified above under [ ] and it being noted that the general meeting of shareholders of the Company, or such other corporate body as referred to above under [ ] (with the exception of the board of executive directors) may refuse to take such action.

      4. The choice of New York law as the law governing the Agreements (with the exception of Article 7 of the Supplemental Indenture) and the Perpetual Debt Securities, is recognised under Dutch law by the courts of The Netherlands, and, accordingly, under Dutch law (i) New York law determines the validity, binding effect and enforceability of the Agreements (with the exception of Article 7 of the Supplemental Indenture) and of the Perpetual Debt Securities and (ii) the courts of The Netherlands are legally bound to apply New York law to the Agreements (with the exception of Article 7 of the Supplemental Indenture) and the Perpetual Debt Securities and to determine the validity and binding nature and enforceability thereof by so applying New York law.

      5. Under Dutch law, in a proceeding in a court of the State of New York, New York law determines the validity, binding effect and enforceability against the Company of the submission by the Company to the jurisdiction of the courts of the State of New York as provided in the Agreements and, under Dutch law, New York law determines the effectiveness of the service of process upon the Company as provided in the Agreements in any legal action or proceeding in a New York court as provided in the Agreements.

      6. Each of the Agreements and the Perpetual Debt Securities have been duly executed and delivered by the Company.

      7. The choice of Dutch law as the law governing Article 7 of the Supplemental Indenture is recognized under Dutch law as valid and binding and

Article 7 of the Supplemental Indenture is valid, binding and enforceable in accordance with its terms. Accordingly, the Perpetual Debt Securities will rank pari passu, without preference, among themselves and will be subordinated as provided for in Section 7.01 of the Supplemental Indenture to Senior Debt as defined in the Supplemental Indenture.

      8. The Company is not entitled to any sovereign immunity from any legal proceedings in The Netherlands to enforce the Agreements or the Perpetual Debt Securities or any liability or obligation of the Company arising thereunder.

      9. The execution and delivery by the Company of the Agreements and the Perpetual Debt Securities and the performance by the Company and the other parties thereto of their respective obligations under the Agreements and the Perpetual Debt Securities do not conflict with or result in a breach of any provision of Dutch law or the Company's Articles of Association.

      10. No license, authorisation, permission or consent from any public authority or governmental agency of The Netherlands is required under Dutch law for the valid authorisation, execution and the delivery by the Company and the other parties thereto of the Agreements, for the performance by the Company and the other parties thereto of their respective obligations under the Agreements or for the authorisation, execution and delivery by the Company of the Perpetual Debt Securities or the performance by the Company of its obligations under the Perpetual Debt Securities, except as may be required in connection with an amendment to the Company's Articles of Association increasing the authorised capital of the Company allowing it to issue Ordinary Shares in connection with the performance by the Company under Article 4 of the Supplemental Indenture and the Perpetual Debt Securities.

      11. In order to ensure the legality, validity, enforceability or admissibility in evidence of the Agreements or the Perpetual Debt Securities, it is not necessary that they be filed or recorded with any public office in The Netherlands.

      12. No exchange control regulations are currently in force in The Netherlands and no authorisation, approval, consent or license from any governmental authority or agency of or in The Netherlands is required for the payment by the Company of any amounts under the Perpetual Debt Securities, except for notifications with De Nederlandsche Bank N.V. (Dutch Central Bank) as may be required in the Act on Financial Relations with Foreign Countries (Wet financiele betrekkingen buitenland 1994).

      13.   The Company can sue and be sued in its own name.

      14. It is not necessary that The Bank of New York, acting in its capacity as trustee under the Indenture, should be licensed, qualified or otherwise entitled to carry on business in The Netherlands (i) in order to enable it to enforce its rights, or exercise any power, duty or obligation conferred or imposed on it, under the Indenture or (ii) by reason of the execution and delivery of the Indenture by it or of the performance by it of its obligations thereunder.

      For purposes of the opinion of Dutch counsel, the following definition has been employed:

"Agreements": the Underwriting Agreement, the Indenture and the Calculation Agency Agreement.

                                                                       EXHIBIT B

                FORM OF OPINION OF GENERAL COUNSEL TO THE COMPANY

      We, [-], General Counsel of ING Groep N.V. a limited liability company incorporated under the laws of The Netherlands, (the "Company") and [-], Head of Corporate Legal Department have acted for the Company in relation to the issue of $1,000,000,000 aggregate principal amount of the Company's 5.775% Fixed/Floating ING Perpetual Debt Securities (the "Debt Securities") issued pursuant to the Subordinated Indenture (the "Subordinated Indenture") dated as of July 18, 2002, and the Fifth Supplemental Indenture dated as of December 8, 2005 (the "Supplemental Indenture" and, together with the Subordinated Indenture, the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

      In connection with the purchase today by you pursuant to the Underwriting Agreement, dated December 2, 2005 (the "Underwriting Agreement"), between the Company and you, as representatives of the several underwriters named therein, of the Debt Securities, we have or attorneys under our supervision have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion.

      For the purpose of rendering this opinion, we have assumed that the signatures on original documents are the genuine signatures of the persons purported to have executed the same, the conformity of photo and faxed copies to originals and the conformity of the Debt Securities to the form thereof examined by me or attorneys under our supervision.

      In our examination of the above documents we have furthermore made the following assumptions:

      (i) the agreements will be within the powers of the parties thereto, other than the Company, have been validly authorised and executed by the parties thereto, other than the Company, and duly delivered by each party thereto to each of the other parties thereto;

      (ii) the Debt Securities shall be offered and have been offered in accordance with the selling restrictions as set forth in section 2(f) of the Underwriting Agreement; and

      (iii) the Company will at all times have a sufficient number of authorized but unissued ordinary shares as would be required under Article 4 of the Supplemental Indenture.

      We have not investigated the law of any jurisdiction other than The Netherlands as it stands and has been interpreted in published case law of the courts in The Netherlands as of the date of this opinion and we do not express an opinion on the law of any jurisdiction other than The Netherlands nor do we express any opinion on taxation laws.

      Terms and expressions of law and of legal concepts as used in this opinion have the meaning in this opinion attributed to them under the law of The Netherlands and this opinion should be read and understood accordingly. Any capitalized terms not defined herein shall have the meaning set forth in the Underwriting Agreement.

      Based upon the foregoing (including the assumptions set out above) and subject to any factual matters, documents and events not disclosed to me in the course of our examination referred to above, we are, at the date hereof, of the following opinion:

            1. The execution and delivery by the Company of the Debt Securities, the Underwriting Agreement, the Indenture and the Calculation Agency Agreement, dated as of December 8, 2005 (the "Calculation Agency Agreement"), among the Company and ING Financial Markets LLC, as calculation agent, the performance by the Company and the other parties thereto of their respective obligations under the Debt Securities, the Underwriting Agreement, the Indenture and the Calculation Agency Agreement, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company under any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject, except for any such conflict, breach, violation or default which is waived or will not have (A) a material adverse effect on the transactions contemplated by the Underwriting Agreement, the Indenture and the Calculation Agency Agreement or (B) a Material Adverse Effect; nor will such actions result in any violation of the provisions of the Articles of Association of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the properties or assets of the Company, except for a violation that will not have a Material Adverse Effect.

            2. To our knowledge, except as disclosed in the Time of Sale Prospectus and the Prospectus, there are no actions, suits or proceedings before or by any government, governmental instrumentality or court, either domestic or foreign, which involve the Company or any property or assets of the Company, which, if determined adversely to the Company are likely, individually or in the aggregate, to have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated by the Underwriting Agreement, the Indenture and the Calculation Agency Agreement or the performance by the Company of its obligations under the Perpetual Debt Securities, the Underwriting Agreement, the Indenture and the Calculation Agency Agreement and, to the best of our knowledge, no such proceedings are pending or threatened.

      This opinion speaks only as of this date. This opinion is being rendered solely for your benefit in connection with the Underwriting Agreement and is not to be used, circulated, quoted, reproduced, in whole or in part, or otherwise referred to for any other purpose, nor is it to be filed with or furnished to any governmental agency or other person.

                                                                       EXHIBIT C

                 FORM OF OPINION OF U.S. COUNSEL TO THE COMPANY

      1. The Indenture has been duly qualified under the Trust Indenture Act of 1939; the Securities have been duly executed and delivered by the Company insofar as New York law is concerned; and the Indenture and the Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; provided, however, that we express no opinion with respect to Article 7 of the Indenture, which is expressly stated to be governed by Dutch law and as to which you are receiving the opinion, dated the date hereof, of De Brauw Blackstone Westbroek N.V., delivered to you herewith.

      2. The choice of Dutch law as the law expressed to govern Article 7 of the Indenture will be recognized under the laws of the State of New York and should be upheld as a valid choice of law by New York courts and applied by such courts in proceedings relating to the obligations of the parties under such agreement, unless the application of Dutch law would contravene the public policy of the State of New York or the Federal laws of the United States.

      3. The Calculation Agency Agreement has been duly executed and delivered by the Company insofar as New York law is concerned and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to the Bankruptcy Exceptions.

      4. The Company is not required to be registered as an "investment company" under the 1940 Act.

      5. All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company on or prior to the date hereof under the Federal laws of the United States and the laws of the State of New York for the issuance, sale and delivery of the Securities by the Company to the Underwriters have been obtained or made; provided, however, that in this paragraph 5, we express no opinion with respect to State securities laws.

      6. The statements in the Prospectus Supplement under the caption "Description of the ING Securities" and in the Base Prospectus under the caption "Description of Debt Securities We May Offer," insofar as such statements purport to constitute a summary of the terms of the Securities and the Indenture, and, in the Base Prospectus under the caption "ERISA Considerations," insofar as such statements purport to constitute a summary of the matters described therein, constitute accurate summaries thereof in all material respects.

      7. The statements contained in the Base Prospectus under the caption "Taxation -- Material Tax Consequences of Owning Our Debt Securities -- United States Taxation" and the statements contained in the Prospectus Supplement under the caption "United States Taxation", insofar as they refer to statements of United States Federal tax law or legal conclusions relating thereto, are accurate summaries of the U.S. federal income tax matters described therein subject to the limitations set forth therein.

      8. Each part of the Registration Statement, when such part became effective, and the Basic Prospectus as supplemented by the prospectus supplement, as of the date of the most recent prospectus supplement (other than the reports of experts pertaining to the financial statements and the financial statements and other financial information derived from accounting records, as to which we express no opinion), appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities to the applicable requirements of the 1933 Act, the 1939 Act, the 1933 Act Regulations and the 1939 Act Regulations.

      9. Each document filed with the Commission pursuant to the 1934 Act (other than reports on Form 6-K or reports of experts pertaining to the financial statements and the financial statements and other financial information contained in any document, as to which we express no opinion) that is incorporated by reference in the Prospectus, when so filed, complied as to form in all material respects with the requirements of the particular form of the Commission upon which it was filed.

      10. The issuance of the Securities in accordance with the Indenture and the Calculation Agency Agreement, and the sale of the Securities by the Company to you pursuant to the Underwriting Agreement, do not, and the performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Securities and the Calculation Agency Agreement will not, violate any Federal law, rule or regulation of the United States or law of the State of New York; provided, however, that for the purpose of this paragraph (10) we express no opinion with respect to Federal or state securities laws or other antifraud and fraudulent transfer laws; provided, however, that insofar as performance by the Company of its obligations under the Underwriting Agreement, the Indenture, the Securities and the Calculation Agency Agreements is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

      11. We do not know of any litigation or any governmental proceeding before any New York or U.S. federal court or governmental agency, authority or body instituted or threatened against the Company or any of its consolidated subsidiaries of a character required to be disclosed in the Prospectus that is not so disclosed.

      12. Under the laws of the State of New York relating to personal jurisdiction the Company has, pursuant to Section 14(b) of the Underwriting Agreement, Section 113 of the Indenture and Section 12 of the Calculation Agency Agreement, validly and irrevocably submitted to the personal jurisdiction of any Federal or state court located in the Borough of Manhattan, The City of New York, New York, in any action arising out of or relating to the Underwriting Agreement, the Indenture and the Calculation Agency Agreement or the transactions contemplated thereby, has validly and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly and irrevocably appointed an authorized agent for the purpose described in the Underwriting Agreement, the Indenture and the Calculation Agency Agreement; and service of process effected on such agent in the manner set forth in the Underwriting Agreement, the Indenture and the Calculation Agency Agreement will be effective to confer valid personal jurisdiction over the Company.

      13. Nothing has come to our attention that would lead us to believe that
(a) any part of the Registration Statement (except for financial statements and schedules and other financial data derived from accounting records, as to which we have not been asked to comment), when such part became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Time of Sale Prospectus as of the Time of Sale (which you have informed us is a time prior to the time of the first sale of the Securities by any Underwriter), (except for financial statements and schedules and other financial data derived from accounting records, as to which we have not been asked to comment), contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Basic Prospectus, as supplemented by the prospectus supplement, as of the date of the most recent prospectus supplement (except for financial statements and schedules and other financial data derived from accounting records, as to which we have not been asked to comment), contained any untrue statement of material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading or (d) the Basic Prospectus, as supplemented by the prospectus supplement, as of the time of delivery hereof (except for financial statements and schedules and other financial data derived from accounting records, as to which we have not been asked to comment), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

                                                                       EXHIBIT D

               FORM OF OPINION OF COUNSEL TO THE INDENTURE TRUSTEE

      1. The Indenture Trustee is a New York banking corporation duly incorporated and validly existing under the laws of the State of New York.

      2. The Indenture Trustee has the requisite power and authority to execute, deliver and perform the Indenture and has taken all necessary corporate action to authorize the execution, delivery and performance of the Indenture.

      3. The Indenture constitutes a legal, valid and binding obligation of the Indenture Trustee, enforceable against it in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions.

      4. The execution, delivery and performance of the Indenture by the Indenture Trustee do not and will not conflict with or result in a breach of any existing applicable New York or federal law, rule or regulation, the Indenture Trustee's Organization Certificate, the Indenture Trustee's By-laws, the terms of any indenture or other agreement or instrument to which the Indenture Trustee is a party or is bound or any judgment, order or decree applicable to the Indenture Trustee of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Indenture Trustee.

      5. No consent, authorization, approval or filing of, registration with or notice to any Federal or New York State banking authority is required for the execution, delivery or performance of the Indenture by the Indenture Trustee.

      6. Each of the Indenture and the Calculation Agency Agreement has been duly executed and delivered by the Indenture Trustee.

                                                                       EXHIBIT E

               FORM OF OPINION OF DUTCH TAX COUNSEL TO THE COMPANY

      1. We hereby confirm (i) our opinion set forth in Exhibit 8.2 of the Registration Statement in respect of the sub-section of the Base Prospectus captioned "Taxation -- Material Tax Consequences of Owning Our Debt Securities -- Netherlands Taxation" and (ii) that, subject to the qualifications set forth therein, the discussions set forth in (A) the sub-section of the Base Prospectus captioned "Taxation -- Material Tax Consequences of Owning Our Debt Securities -- Netherlands Taxation" and (B) the section of the Prospectus Supplement captioned "The Netherlands Taxation" are accurate summaries of the Dutch tax matters described therein.

      2. The Company is not required under the laws of The Netherlands or regulations of any tax authority in The Netherlands to deduct or withhold any amount for or on account of tax from any payment to be made on the Perpetual Debt Securities and no stamp duties or similar tax are or will be payable in The Netherlands in connection with the offering of the Perpetual Debt Securities or the execution of the Perpetual Debt Securities, the Underwriting Agreement, the Indenture or the Calculation Agency Agreement, except for the tax due by the Company upon any issuance of the Company's ordinary shares pursuant to the Alternative Interest Satisfaction Mechanism (as defined in the Prospectus Supplement).

                                      E-1